Exhibit 21

                          SUBSIDIARIES

Subsidiary                                          State of Organization
- ----------                                          ---------------------

RLP Gulf States, L.L.C.                                Oklahoma

RB Operating Company                                   Delaware

Magic Circle Energy Corporation                        Delaware

Magic Circle Acquisition Corporation                   Oklahoma

Carmen Development Corporation                         Oklahoma

Carmen Field Limited Partnership                       Oklahoma